Exhibit 99.7

BENEFICIAL OWNER ELECTION FORM

The undersigned acknowledges receipt of your letter and the enclosed materials relating to the grant of transferable subscription rights (the “Rights”) to purchase shares of Series A Convertible Redeemable Preferred Stock, par value $0.001 per share (the “preferred stock”), of GeoMet, Inc. (the “Company”).

This will instruct you whether to exercise Rights to purchase shares of preferred stock or sell such Rights held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Company’s prospectus supplement dated July 29, 2010 to its prospectus dated December 8, 2009 (collectively, the “Prospectus”) and the related “Instructions as to Use of GeoMet, Inc. Subscription Rights Certificates.”

I (we) hereby instruct you as follows:

(CHECK THE APPLICABLE BOXES AND PROVIDE ALL REQUIRED INFORMATION)

Box 1. ☐            Please DO NOT EXERCISE RIGHTS for shares of preferred stock.

Box 2. ☐            Please EXERCISE RIGHTS for shares of preferred stock as set forth below:

A. Subscription Rights. Number of Rights that may be exercised:

		÷	9.8656905	=
(No. of shares of common stock held on Record Date)					(No. of Rights, rounding down to the nearest whole number)

B. Preferred Stock. Number of shares of preferred stock being purchased:

	Rights	X	1	=
(No. of Rights)			(Ratio)		(No. of shares of Preferred Stock)

C. Total Payment Required (or amount provided with Notice Guaranteed Delivery):

		X	$10.00	= $
(No. of shares of preferred stock being purchased in Line B)			(Exercise Price)		(Total Payment)

I am (we are) making the total purchase price payment required in the following manner:

Box 3. ☐            Payment in the following amount is enclosed: $             ; or

Box 4. ☐             Please deduct payment of $              from the following account maintained by you as follows:

Type of Account	Account No.

(The total of Box 3 and Box 4 must equal the total payment specified on line “C” above.)

I (we) on my (our) own behalf, or on behalf of any person(s) on whose behalf, or under whose directions, I am (we are) signing this form:

•	irrevocably elect to purchase the number of shares of preferred stock indicated above upon the terms and conditions specified in the Prospectus;

•	agree that if I (we) fail to pay for the shares of preferred stock I (we) have elected to purchase, you may exercise any remedies available to you under law; and

•	understand that my (our) exercise of Rights may not be withdrawn.

Box 5. ☐            Please sell                  of my (our) Rights. I (we) have enclosed my (our) Rights Certificate with Form 2 thereof signed, but otherwise left blank.

Name of beneficial owner(s):

Signature of beneficial owner(s):

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or another acting in a fiduciary or representative capacity, please provide the following information:

Name:

Capacity:

Address (including Zip Code):

Telephone Number: